UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WiMi Hologram Cloud Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 6, Xiaozhuang, #101A, Chaoyang District, Beijing

the People’s Republic of China 100020

+86-10-5338-4913

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, every American depositary share representing the right to receive two Class B ordinary shares of WiMi Hologram Cloud Inc.	The Nasdaq Stock Market LLC

Class B ordinary shares, par value US$0.0001 per share*	The Nasdaq Stock Market LLC*

*                       Not for trading, but only in connection with the listing of the American depositary shares on The Nasdaq Stock Market LLC. The American depositary shares represent the right to receive underlying Class B ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934 pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-232392

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered will be contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (File No. 333-232392), originally filed with the U.S. Securities and Exchange Commission on June 27, 2019, as amended, relating to such securities and is to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

WiMi Hologram Cloud Inc.

Date: March 27, 2020	By:	/s/ Fanhua Meng
	Name:	Fanhua Meng
	Title:	Chief Executive Officer